EXHIBIT 99.1

Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
July 28, 2016

PG&E Corporation Reports Second-Quarter 2016 Financial Results

San Francisco, Calif. — PG&E Corporation's (NYSE: PCG) second-quarter 2016 net income after dividends on preferred stock (also called "income available for common shareholders") was $206 million, or $0.41 per share, as reported in accordance with generally accepted accounting principles (GAAP). GAAP earnings for the same period in 2015 were $402 million, or $0.83 per share.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), totaling $192 million pre-tax, or $0.25 per share, in the second quarter of 2016. This includes a charge of $190 million pre-tax for pipeline-related capital expenditures that PG&E Corporation believes are probable of disallowance as a result of the phase one decision in the 2015 Gas Transmission and Storage (GT&S) Rate Case. Items impacting comparability also include $148 million pre-tax for safety-related capital expenditures disallowed as part of the San Bruno penalty, $49 million pre-tax for Utility expenses related to the Butte fire, $27 million pre-tax for work to clear pipeline rights-of-way, $24 million pre-tax for the gas distribution record-keeping fine, and $14 million pre-tax for legal and regulatory costs related to natural gas matters and regulatory communications. These costs were partially offset by $260 million pre-tax accrued as probable insurance recoveries in connection with the Butte fire.

"Our focus on operational excellence drove solid results in the second quarter. The progress we continue to make reaffirms our confidence in PG&E's future and our ability to execute on the significant investments planned for the coming years as we work to provide safe, reliable, affordable energy for our customers and to support California's clean energy goals," said PG&E Corporation Chairman and CEO Tony Earley.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation's earnings from operations for the second quarter of 2016 were $330 million, or $0.66 per share, compared with $442 million, or $0.91 per share, during the same period in 2015. The difference in quarter-over-quarter earnings from operations reflected some timing-related tax expenses and the impact of the second-quarter 2016 refueling outage at Diablo Canyon Power Plant, among other items. These were partially offset by higher rate base earnings.

2016 Earnings Guidance

PG&E Corporation is adjusting the previously issued guidance range for projected GAAP earnings to $2.83 to $3.15 per share to reflect the timing impacts of Gas Transmission and Storage revenues, estimates for probable capital disallowance in the 2015 GT&S rate case, and estimates of Butte fire costs net of insurance. The GAAP range also includes forecasts for expected pipeline-related costs related to transmission rights-of-way, legal and regulatory expenses related to natural gas matters and regulatory communications, and fines and penalties. PG&E Corporation is maintaining its previously issued 2016 guidance for non-GAAP earnings from operations in the range of $3.65 to $3.85 per share.  Guidance is based on various assumptions and forecasts, including those relating to expenses, authorized revenues, capital expenditures, rate base, and equity issuances.

PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of earnings from operations to consolidated income available for common shareholders for the second quarter 2016 and the 2016 guidance, respectively.

Supplemental Financial Information
In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.
Conference Call with the Financial Community to Discuss Financial Results
Today's call at 11:00 a.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through August 11, 2016, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 1702# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California's largest investor-owned utility. PG&E serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

Management's statements providing guidance for PG&E Corporation's 2016 financial results and the assumptions and forecasts underlying such guidance constitute forward-looking statements that reflect management's judgments and opinions.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management's control.  Actual results may differ materially.  Factors that could cause actual results to differ materially include, but are not limited to:

•	the timing and outcomes of the final CPUC decision in phase two of the 2015 GT&S rate case, the 2017 GRC, the TO rate cases, and other ratemaking and regulatory proceedings;
•
the timing and amount of fines, penalties, and remedial costs that the Utility may incur in connection with the federal criminal prosecution of the Utility, the CPUC decision in the Utility's natural gas distribution record-keeping practices investigation, the SED's enforcement matters relating to the Utility's compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility's compliance with natural gas-related laws and regulations;

•
the timing and outcomes of (i) the CPUC's investigation of communications between the Utility and the CPUC that may have violated the CPUC's rules regarding ex parte communications or are otherwise alleged to be improper, and (ii) the U.S. Attorney's Office in San Francisco and the California Attorney General's office investigations in connection with communications between the Utility's personnel and CPUC officials, and whether such matters negatively affect the final decisions to be issued in phase two of the 2015 GT&S rate case or other ratemaking proceedings;

•
the outcome of the Butte fire litigation, and whether the Utility's insurance is sufficient to cover the Utility's liability resulting therefrom and otherwise available; and whether additional investigations and proceedings will be opened;

•	the Utility's ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
•	changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;
•
the impact that reductions in customer demand for electricity and natural gas have on the Utility's ability to make investments and recover its costs through rates and earn its authorized return on equity, and whether the Utility's is successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for natural gas and electric services;

•
the amount and timing of charges reflecting probable liabilities for third-party claims and the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties;

•
the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation;

•	changes in estimated environmental remediation costs, including costs associated with the Utility's natural gas compressor sites;
•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;
•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and
•
the other factors disclosed in PG&E Corporation and the Utility's joint Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2016.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2016	2015	2016	2015
Operating Revenues
Electric	$3,465	$3,463	$6,596	$6,476
Natural gas	704	754	1,547	1,640
Total operating revenues	4,169	4,217	8,143	8,116
Operating Expenses
Cost of electricity	1,156	1,277	2,106	2,277
Cost of natural gas	75	118	297	392
Operating and maintenance	1,838	1,484	3,848	3,407
Depreciation, amortization, and decommissioning	699	651	1,396	1,282
Total operating expenses	3,768	3,530	7,647	7,358
Operating Income	401	687	496	758
Interest income	5	3	9	4
Interest expense	(207)	(192)	(410)	(381)
Other income, net	23	18	50	76
Income Before Income Taxes	222	516	145	457
Income tax provision (benefit)	12	110	(175)	17
Net Income	210	406	320	440
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$206	$402	$313	$433
Weighted Average Common Shares Outstanding, Basic	497	480	495	479
Weighted Average Common Shares Outstanding, Diluted	498	483	497	483
Net Earnings Per Common Share, Basic	$0.41	$0.84	$0.63	$0.90
Net Earnings Per Common Share, Diluted	$0.41	$0.83	$0.63	$0.90
Dividends Declared Per Common Share	$0.49	$0.46	$0.95	$0.91

Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")
Second Quarter and Year to Date ("YTD"), 2016 vs. 2015
(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2016	2015	2016	2015	2016	2015	2016	2015
PG&E Corporation's
Earnings from Operations (1)	$330	$442	$0.66	$0.91	$737	$860	$1.48	$1.78
Items Impacting
Comparability: (2)
Pipeline related expenses (3)	(16)	(9)	(0.03)	(0.02)	(29)	(19)	(0.06)	(0.04)
Legal and regulatory
related expenses (4)	(8)	(10)	(0.02)	(0.02)	(18)	(18)	(0.04)	(0.04)
Fines and penalties (5)	(112)	(44)	(0.22)	(0.09)	(163)	(413)	(0.32)	(0.85)
Butte fire related costs,
net of insurance (6)	125	-	0.25	-	(101)	-	(0.20)	-
GT&S capital disallowance (7)	(113)	-	(0.23)	-	(113)	-	(0.23)	-
GT&S revenue timing impact (8)	-	-	-	-	-	-	-	-
Insurance recoveries for
natural gas matters (9)	-	23	-	0.05	-	23	-	0.05
PG&E Corporation's
Earnings on a GAAP basis	$206	$402	$0.41	$0.83	$313	$433	$0.63	$0.90

All amounts presented in the table above are tax adjusted at PG&E Corporation's tax rate of 40.75 percent, except for the fine accrued in connection with the presiding officer's decision in the gas distribution record-keeping investigation, which is not tax deductible. See Footnote 5 below.

(1)	"Earnings from operations" is a non-GAAP financial measure. See: Use of Non-GAAP Financial Measures.
(2)	"Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See: Use of Non-GAAP Financial Measures.
(3)        The Utility incurred costs of $27 million pre-tax (before tax impact of $11 million) and $49 million pre-tax (before tax impact of $20 million), during the three and six months ended June 30, 2016, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights of way.
(4)	The Utility incurred costs of $14 million pre-tax (before tax impact of $6 million) and $31 million pre-tax (before tax impact of $13 million), during the three and six months ended June 30, 2016, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.
(5)	The Utility incurred costs of $172 million pre-tax and $259 million pre-tax, during the three and six months ended June 30, 2016, respectively, associated with fines and penalties imposed by the CPUC for natural gas enforcement proceedings. This includes costs of $148 million pre-tax (before tax impact of $60 million) and $235 million pre-tax (before tax impact of $96 million), during the three and six months ended June 30, 2016, respectively, associated with penalties imposed by the CPUC on April 9, 2015 ("San Bruno Penalty Decision") in the gas transmission pipeline investigations. These are estimated charges for safety-related capital costs that the Utility believes are probable of disallowance in phase two of the 2015 Gas Transmission and Storage ("GT&S") rate case. In addition, for the three and six months ended June 30, 2016, the Utility accrued fines of $24 million, which are not tax deductible, in connection with the presiding officer's decision in the CPUC's investigation regarding natural gas distribution record-keeping practices.

	Three Months Ended	Six Months Ended
(in millions, pre-tax)	June 30, 2016	June 30, 2016
Charge for disallowed capital	(148)	(235)
Gas distribution record-keeping fine	(24)	(24)
Fines and penalties	$(172)	$(259)

Future fines or penalties may be imposed in connection with other enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(6)	The Utility accrued charges of $0 and $350 million pre-tax (before tax impact of $143 million), during the three and six months ended June 30, 2016, respectively, related to estimated third-party claims in connection with the Butte fire, partially offset by $260 million pre-tax (before tax impact of $106 million) accrued during the three and six months ended June 30, 2016, as probable of insurance recovery. The Utility also incurred charges of $49 million pre-tax (before tax impact of $20 million) and $80 million pre-tax (before tax impact of $32 million), during the three and six months ended June 30, 2016, respectively, for Utility clean-up, repair, and legal costs associated with the Butte fire.

	Three Months Ended	Six Months Ended
(in millions, pre-tax)	June 30, 2016	June 30, 2016
Third-party claims and Utility clean-up, repair,
and legal costs	(49)	(430)
Insurance	260	260
Butte fire related costs, net of insurance	$211	$(170)

(7)	The Utility incurred charges of $190 million pre-tax (before tax impact of $77 million), during the three and six months ended June 30, 2016, for capital expenditures that the Utility believes are probable of disallowance based on the CPUC decision dated June 23, 2016 in phase one of the 2015 GT&S rate case, including $134 million pre-tax (before tax impact of $54 million) for 2011 through 2014 capital expenditures in excess of adopted amounts and $56 million pre-tax (before tax impact of $23 million) for the Utility's estimate of 2015 through 2018 capital expenditures that are probable of exceeding authorized amounts.

(8)	"GT&S revenue timing impact" refers to the revenues that are expected be recorded in excess of the 2016 authorized cost of service after the CPUC issues a decision in phase two of the 2015 GT&S rate case to address the allocation of the $850 million disallowance for safety-related work adopted in the San Bruno Penalty Decision. Due to the uncertainty regarding the revenue requirement the CPUC will ultimately adopt, the Utility will not be able to record a true-up of revenues under-collected since January 1, 2015 until after a final phase two decision is issued.

(9)	The Utility received $39 million pre-tax (before tax impact of $16 million), during the three and six months ended June 30, 2015, for insurance recoveries related to third-party claims and associated legal costs related to natural gas matters.

Key Drivers of PG&E Corporation's Earnings per Common Share ("EPS") from Operations
Second Quarter and YTD, 2016 vs. 2015
($/Share, Diluted)

Second Quarter 2015 EPS from Operations (1)	$0.91

Growth in rate base earnings	0.05

Timing of taxes (2)	(0.08)
Nuclear refueling outage	(0.06)
Regulatory and legal matters (3)	(0.05)
Increase in shares outstanding	(0.03)
Miscellaneous	(0.08)
Second Quarter 2016 EPS from Operations (1)	$0.66

2015 YTD EPS from Operations (1)	$1.78

Growth in rate base earnings	0.10

Timing of taxes (2)	(0.16)
Nuclear refueling outage	(0.06)
Regulatory and legal matters (3)	(0.05)
Increase in shares outstanding	(0.05)
Gain on disposition of SolarCity stock (4)	(0.03)
Miscellaneous	(0.05)
2016 YTD EPS from Operations (1)	$1.48

(1)	See Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Income Available for Common Shareholders for a reconciliation of EPS from Operations to EPS on a GAAP basis. All amounts presented in the table above are tax adjusted at PG&E Corporation's tax rate of 40.75 percent.
(2)	Represents the timing of taxes reportable in quarterly financial statements.
(3)	Represents the net impact of various legal matters and regulatory proceedings.
(4)	Represents the gain recognized during the three months ended March 31, 2015. No comparable gain was recognized for the same period in 2016.

PG&E Corporation's 2016 Earnings per Share ("EPS") Guidance

2016 EPS Guidance	Low		High
Estimated EPS on an Earnings from Operations Basis		$3.65		$3.85
Estimated Items Impacting Comparability: (1)
Pipeline related expenses (2)		(0.18)		(0.12)
Legal and regulatory related expenses (3)		(0.09)		(0.03)
Fines and penalties (4)	~	(0.54)	~	(0.54)
Butte fire related costs, net of insurance (5)	~	(0.20)	~	(0.20)
GT&S capital disallowance (6)		(0.23)		(0.23)
GT&S revenue timing impact (7)	~	0.42	~	0.42
Estimated EPS on a GAAP Basis		$2.83		$3.15

All amounts presented in the table above are tax adjusted at PG&E Corporation's tax rate of 40.75 percent, except for the fine accrued in connection with the presiding officer's decision in the gas distribution record-keeping investigation, which is not tax deductible. See Footnote 4 below.

(1)	"Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See: Use of Non-GAAP Financial Measures.
(2)	"Pipeline related expenses" includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $61 million and $41 million, respectively.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Pipeline related expenses	$(150)	$(100)

(3)	"Legal and regulatory related expenses" includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $31 million and $10 million, respectively.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Legal and regulatory related expenses	$(75)	$(25)

(4)	"Fines and penalties" includes actual and future fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. Guidance of $434 million is consistent with the estimated 2016 components of the $1.6 billion final San Bruno Penalty Decision in the gas transmission pipeline investigations and a non-deductible $24 million fine accrued in connection with the presiding officer's decision in the CPUC's investigation regarding natural gas distribution record-keeping practices. Guidance does not include amounts for other potential future fines or penalties, including a disallowance that may be imposed for prohibited ex parte communications made in the 2015 GT&S rate case. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $167 million.

	2016
	Low EPS			High EPS
(in millions, pre-tax)	guidance			guidance
Charge for disallowed capital	~		$(280)	~		$(280)
Charge for disallowed expense		~	(130)		~	(130)
Gas distribution record-keeping fine			(24)			(24)
Fines and penalties	~		$(434)	~		$(434)

(5)	"Butte fire related costs, net of insurance" includes charges of $430 million pre-tax (before tax impact of $175 million) recorded for the six months ended June 30, 2016 related to estimated third-party claims and Utility clean-up, repair, and legal costs associated with the Butte fire. Guidance is consistent with the low end of the estimated range of these costs. The Utility is currently unable to estimate the high end of the range. This amount is partially offset by $260 million pre-tax (before tax impact of $106 million) accrued as probable of insurance recovery for the six months ended June 30, 2016. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $69 million.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Third-party claims and Utility clean-up, repair, and legal costs	(430)	(430)
Insurance	~ 260	~ 260
Butte fire related costs, net of insurance	~ $(170)	~ $(170)

(6)	"GT&S capital disallowance" includes capital expenditures that the Utility believes are probable of disallowance based on the CPUC decision dated June 23, 2016 in phase one of the 2015 GT&S rate case, including $134 million pre-tax (before tax impact of $54 million) for 2011 through 2014 capital expenditures in excess of adopted amounts and $56 million pre-tax (before tax impact of $23 million) for the Utility's estimate of 2015 through 2018 capital expenditures that are probable of exceeding authorized amounts. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $77 million.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
GT&S capital disallowance	$(190)	$(190)

(7)	"GT&S revenue timing impact" refers to the revenues that are expected to be recorded in excess of the 2016 authorized cost of service after the CPUC issues a decision in phase two of the 2015 GT&S rate case to address the allocation of the $850 million disallowance for safety-related work adopted in the San Bruno Penalty Decision. Due to the uncertainty regarding the revenue requirement the CPUC will ultimately adopt in the final phase two decision, the Utility will not be able to record a true-up of revenues under-collected since January 1, 2015 until after the final phase two decision is issued. In addition, accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision directs the Utility to collect the difference between the adopted "interim" revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility will complete recording the full true-up of under-collected revenues in 2017. The pre-tax range of estimated revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $143 million.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
GT&S revenue timing impact	~ $350	~ $350

Actual financial results for 2016 may differ materially from the guidance provided.  For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

"Earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability.  "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire related costs, and impacts of the 2015 GT&S rate case.  PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation.  PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.